Exhibit 10.49

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of March 7, 2007 is by and among Hines Nurseries, Inc., a California corporation, the parties hereto as lenders (each individually, a “Lender” and collectively, “Lenders” as hereinafter further defined) and Bank of America, N.A., in its capacity as agent for Lenders (in such capacity, “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement (defined below).

R E C I T A L S:

WHEREAS, Borrower, the Agent and the Lenders have entered into that certain Loan and Security Agreement dated as of January 18, 2007 (as amended, the “Loan Agreement”); and

WHEREAS, Borrower, Agent and Lenders have agreed to make an amendment as set forth herein upon the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1    Amendments to the Loan Agreement. Immediately upon the satisfaction of each of the conditions precedent set forth in Section 2 below, the Loan Agreement is hereby amended as follows:

(a)    Section 2.1.6 of the Loan Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“2.1.6 Protective Advances Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount of $5,000,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis. Notwithstanding the foregoing, in no event shall the aggregate outstanding amount of Protective Advances, together with the outstanding Revolver Loans and LC Obligations, exceed the aggregate Revolver Commitments. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.”

Section 2    Conditions to Effectiveness. The effectiveness of the amendment set forth in Section 1 above is subject to the satisfaction of each of the following conditions:

(a)    Agent shall have received a duly executed counterpart of this Amendment from Borrower and the Lenders; and

(b)    Agent shall have received a reaffirmation from Parent of its Guaranty.

Section 3    Representations, Warranties and Covenants. Borrower represents, warrants and covenants to Agent and Lenders, upon the effectiveness of this Amendment that:

(a)    No Default; etc. No Default or Event of Default has occurred and is continuing after giving effect to this Amendment or would result from the execution or delivery of this Amendment or the consummation of the transactions contemplated hereby.

(b)    Corporate Power and Authority; Authorization. Borrower has the power and authority to execute and deliver this Amendment and to carry out the terms and provisions of the Loan Agreement, as amended by this Amendment, and the execution and delivery by Borrower of this Amendment, and the performance by Borrower of its obligations hereunder have been duly authorized by all requisite action by Borrower.

(c)    Execution and Delivery. Borrower has duly executed and delivered this Amendment.

(d)    Enforceability. This Amendment constitutes the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ right generally, and by general principles of equity.

Section 4    Miscellaneous.

(a)    Effect; Ratification. Borrower acknowledges that all of the reasonable legal expenses incurred by Agent in connection herewith shall be reimbursable under Section 3.4 of the Loan Agreement. The amendment set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document or (ii) prejudice any right or rights that any Lender may now have or may have in the future under or in connection with any Loan Document. Each reference in the Loan Documents to the Loan Agreement and words of like import shall mean the Loan Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended are hereby ratified and confirmed and shall remain in full force and effect.

(b)    Counterparts; etc. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Delivery of an executed counterpart of this Amendment by fax shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

(c)    Governing Law. This Amendment shall be deemed a Loan Document and shall be governed by, and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law.

(d)    Reaffirmation. Parent hereby reaffirms all of its obligations as a guarantor of the Obligations pursuant to its Guaranty dated as of January 18, 2007.

[Signature Pages Follow]

IN WITNESS WHEREOF, Agent, Lenders and Borrower have caused this Amendment No. 2 to Loan and Security Agreement to be duly executed as of the day and year first above written.

BORROWER:

HINES NURSERIES, INC.

By: /s/ Claudia Pieropan
Title: CFO
Name: Claudia Pieropan

PARENT:

HINES HORTICULTURE, INC.

By: /s/ Claudia Pieropan
Title: CFO
Name: Claudia Pieropan

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and a Lender

By: /s/ Jason Riley
Title: Vice President
Name: Jason Riley

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Gregory Hall
Title: Vice President
Name: Gregory Hall

[Signature Page to Amendment No. 1 to
Loan and Security Agreement]
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